                                                                     EXHIBIT 4.4




                    --------------------------------------


                         Registration Rights Agreement



                         Dated As of September 30, 1997


                                     among


                               Zale Corporation,

                              Zale Delaware, Inc.

                                      and

                     Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated,

                              Goldman, Sachs & Co.

                                      and

                           BancBoston Securities Inc.



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
                         REGISTRATION RIGHTS AGREEMENT


               This Registration Rights Agreement (the "Agreement") is made and entered into this 30th day of September, 1997, among Zale Corporation, a Delaware corporation (the "Company"), Zale Delaware, Inc., a Delaware corporation (the "Guarantor"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and BancBoston Securities, Inc. (collectively, the "Initial Purchasers").

               This Agreement is made pursuant to the Purchase Agreement, dated September 23, 1997, among the Company, the Guarantor and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $100 million principal amount of the Company's 8 1/2% Senior Notes due 2007, Series A (the "Securities"). The Securities will be guaranteed (the "Guarantees") by the Guarantor. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantor have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

               In consideration of the foregoing, the parties hereto agree as follows:

               1.       Definitions.

               As used in this Agreement, the following capitalized defined terms shall have the following meanings:

               "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

               "1934 Act" shall mean the Securities Exchange Act of l934, as amended from time to time.

               "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

               "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

               "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company and the Guarantor, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

               "Exchange Offer" shall mean the exchange offer by the Company and the Guarantor of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

               "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

               "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

               "Exchange Period" shall have the meaning set forth in Section
       2.1 hereof.

               "Exchange Securities" shall mean, collectively the 8 1/2% Senior Notes due 2007, Series B issued by the Company under the Indenture and the related guarantees issued by the Guarantor under the Indenture, containing terms identical to the Securities and the Guarantees in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities and Guarantees in exchange for Registrable Securities pursuant to the Exchange Offer.

               "Guarantor" shall have the meaning set forth in the preamble and shall also include the Guarantor's successors.

               "Holder" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

               "Indenture" shall mean the Indenture relating to the Securities and the Guarantees, dated as of September 30, 1997, among the Company, the Guarantor and Bank One, N.A., as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

               "Initial Purchaser" or "Initial Purchasers" shall have the meaning set forth in the preamble.

               "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable





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
       Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Guarantor and any other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Company or the Guarantor shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

               "Participating Broker-Dealer" shall mean any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and BancBoston Securities, Inc. and any other broker-dealer which makes a market in the Securities and Guarantees and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

               "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

               "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

               "Purchase Agreement" shall have the meaning set forth in the preamble.

               "Registrable Securities" shall mean, collectively, the Securities and the Guarantees; provided, however, that Securities and Guarantees shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities and Guarantees shall have been declared effective under the 1933 Act and such Securities and Guarantees shall have been disposed of pursuant to such Registration Statement, (ii) such Securities and Guarantees have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities and Guarantees shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Securities and Guarantees purchased from the Company and the Guarantor and continued to be held by the Initial Purchasers).

               "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantor with this Agreement, including without limitation: (i) all SEC, stock exchange or National





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
       Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and the Guarantor and of the independent public accountants of the Company and the Guarantor, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses (if any) of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, (ix) the reasonable fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson, special counsel representing the Holders of Registrable Securities and (x) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company and the Guarantor in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

               "Registration Statement" shall mean any registration statement of the Company and the Guarantor which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

               "Shelf Registration" shall mean a registration effected pursuant to Section 2.2 hereof.

               "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantor pursuant to the provisions of
       Section 2.2 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

               2.       Registration Under the 1933 Act.

               2.1      Exchange Offer.  The Company and the Guarantor shall
(A) prepare and, not later than 35 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities, of a like principal amount of Exchange Securities, (B) use their reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 120 days of the Closing Date, (C) use their reasonable efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use their reasonable efforts to cause the Exchange Offer to be consummated not later than 150 days following the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantor shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company or the Guarantor within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company and the Guarantor for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

               In connection with the Exchange Offer, the Company and the Guarantor shall:

                        (a) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                        (b) keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

                        (c) utilize the services of the Depositary for the Exchange Offer;

                        (d) permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Securities exchanged;

                        (e) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

                        (f) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

               As soon as practicable after the close of the Exchange Offer, the Company and the Guarantor shall:

                          (i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

                         (ii) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

                        (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted





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
               for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

               Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's and the Guarantor's judgment, would reasonably be expected to impair the ability of the Company and the Guarantor to proceed with the Exchange Offer. The Company and the Guarantor shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

               2.2 Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company and the Guarantor are not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 120 days following the original issue of the Registrable Securities or the Exchange Offer is not consummated within 150 days after the original issue of the Registrable Securities, (iii) upon the request of any of the Initial Purchasers with respect to Registrable Securities held by it if in the reasonable view of counsel to such Initial Purchaser registration is required or (iv) if a Holder, in the reasonable view of counsel to such Holder, is not permitted to participate in the Exchange Offer or does not receive fully tradable Exchange Securities pursuant to the Exchange Offer, then in case of each of clauses (i) through (iv) the Company and the Guarantor shall, at their cost:

                        (a) As promptly as practicable, file with the SEC, and thereafter shall use their reasonable efforts to file, within 30 days after such filing obligation arises, and cause such Shelf Registration Statement to be





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
               declared effective no later than 90 days after such filing obligation arises, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

                        (b) Use their reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date of the original issuance of the Registrable Securities, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities.

                        (c) Notwithstanding any other provisions hereof, use their reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
               (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, clauses (i) through (iii) shall not apply to any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by the Initial Purchasers or Holders expressly for use therein.

               The Company and the Guarantor further agree, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

               2.3 Expenses. The Company and the Guarantor shall pay all Registration Expenses in connection with the registration pursuant to Section
2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.





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
               2.4. Effectiveness. (a) The Company and the Guarantor will be deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company or the Guarantor voluntarily takes any action that would, or voluntarily omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action or omission is required by applicable law.

              (b)         An Exchange Offer Registration Statement pursuant to
Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

             2.5 Interest. The Indenture executed in connection with the Securities will provide that in the event that either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 35th calendar day following the date of original issue of the Securities,
(b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 120th calendar day following the date of original issue of the Securities, (c) the Exchange Offer is not consummated on or prior to the 150th calendar day following the date of original issue of the Securities or
(d) the Shelf Registration Statement is not filed within 30 days of the date such filing obligation arises or is not declared effective within 90 days of the date such filing obligation arises (each such event referred to in clauses
(a) through (d) above, a "Registration Default"), the interest rate borne by the Securities shall be increased by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate will increase by one quarter of one percent each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. Following the cure of all Registration Defaults the accrual of additional interest will cease and the interest rate will revert to the original rate.





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
               3.       Registration Procedures.

               In connection with the obligations of the Company and the Guarantor with respect to Registration Statements pursuant to Sections 2.1 and
2.2 hereof, the Company and the Guarantor shall:

               (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company and the Guarantor, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all material respects with the requirements of Regulation S-T under the Securities Act, and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

               (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act and comply with the provisions of the 1933 Act applicable to them with respect to the disposition of all Registrable Securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

               (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus as amended or supplemented by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

               (d) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company and the Guarantor shall not be required to
(i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this
Section 3(d), or (ii) take any action which would subject them to general service of process or taxation in any such jurisdiction where they are not then so subject;

               (e) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company and the Guarantor that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker- Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective,
(iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and the Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event known to the Company or the Guarantor or the discovery by the Company or the Guarantor of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading in any material respect and (vi) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (f) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to the Initial Purchasers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker- dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company and the Guarantor the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker- Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement as it may be amended or supplemented, by any person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer
(x) the following provision:

               "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer;" and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

                        (B) in the case of any Exchange Offer Registration Statement, the Company and the Guarantor agree to deliver to the Initial Purchasers on behalf of the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement (i) an opinion of counsel or opinions of counsel substantially in the form attached hereto as Exhibit A, (ii) an officers' certificate substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter or comfort letters in customary form if permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (or if such a comfort letter is not permitted, an agreed upon procedures letter in customary form) at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Securities to the Initial Purchasers;

               (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

               (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

               (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless reasonably requested);

               (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names (consistent with the provisions of the Indenture) as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

               (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, use their reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified;

               (l) in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Company and the Guarantor as shall be reasonably requested by the Holders of Registrable Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

               (m) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

               (n) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

               (o) in the case of a Shelf Registration, enter into customary agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                         (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                        (ii) obtain opinions of counsel to the Company and the Guarantor and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable

               Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                       (iii) obtain "cold comfort" letters and updates thereof from the Company's and the Guarantor's independent certified public accountants addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                        (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

                         (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

                        (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

               (p) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and the

Guarantor reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company and the Guarantor to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Company and the Guarantor available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

               (q) (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and make such changes in any such document prior to the filing thereof as the Initial Purchasers may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Securities shall reasonably object, and make the representatives of the Company and the Guarantor available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

                        (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request (except as otherwise required by applicable law) and not file any such document in a form to which the Majority Holders or the Initial Purchasers on behalf of the Holders of Registrable Securities or any underwriter may reasonably object and make the representatives of the Company and the Guarantor available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, or any underwriter;

               (r) in the case of a Shelf Registration, use their reasonable best efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

               (s) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

               (t) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

               (u) upon consummation of an Exchange Offer, obtain a customary opinion of counsel to the Company and the Guarantor addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer, and which includes an opinion that (i) the Company and the Guarantor have both duly authorized, executed and delivered the Exchange Securities and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its respective terms (with customary exceptions).

               In the case of a Shelf Registration Statement, the Company and the Guarantor may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company and the Guarantor such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company and the Guarantor may from time to time reasonably request in writing.

               In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company or the Guarantor of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company or the Guarantor, such Holder will deliver to the Company and the Guarantor (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company or the Guarantor shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, the Company and the Guarantor shall be deemed to have used their reasonable best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Company and the Guarantor shall use their reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this

Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

               If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be acceptable to the Company and the Guarantor. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

               4.      Indemnification; Contribution.

             (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                       (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                       (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

       provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

                       (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by the Initial Purchasers, such Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, further, however, that in the case of a Shelf Registration Statement, if the Company and the Guarantor amend or supplement a prospectus contained in the Shelf Registration Statement at the time it became effective, and notify the Holders of such amendment or supplement, and give the Holders a reasonable number of copies of such prospectuses and the amendment or supplement to such prospectus, and the Holders have an obligation to deliver such prospectus and such amendment or supplement, the Company and the Guarantor will not be liable to any Holder or any person controlling such Holder with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any prospectus to the extent that the Company and the Guarantor shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted solely from the fact that such Holder sold Securities to a person to whom such Holder failed to send or give, at or prior to the written confirmation of the sale of such Securities, a copy of the prospectus (as amended or supplemented) if the Company has previously furnished copies thereof (to allow for distribution of the Prospectus in a timely manner) to the Holder and the loss, liability, claim, damage or expense of such Holder resulted solely from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such Prospectus which was corrected in the amendment or supplement.

               (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Guarantor, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Guarantor, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished by such Holder to the Company or the Guarantor expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

               (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced or threatened against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

                 (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantor on the one hand and the Holders and the Initial Purchasers on another hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative fault of the Company and the Guarantor on the one hand and of the Holders and the Initial Purchasers on another hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, the Holders or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantor, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company and the Guarantor, any executive officer of the Company and the Guarantor who signs the applicable Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantor. The Initial Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

               5.      Miscellaneous.

               5.1 Rule 144 and Rule 144A. For so long as the Company or the Guarantor is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company and the Guarantor covenant that they will file the reports required to be filed by them under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company or the Guarantor ceases to be so required to file such reports, the Company and the Guarantor covenant that they will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company and the Guarantor will deliver to such Holder a written statement as to whether it has complied with such requirements.

               5.2 No Inconsistent Agreements. Neither the Company nor the Guarantor has entered into and the Company and the Guarantor will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's and the Guarantor's other issued and outstanding securities under any such agreements.

               5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, that notwithstanding the foregoing, this Agreement may be amended to include as Registrable Securities up to $25 million of additional 8 1/2% Senior Notes due 2007 (containing the same terms as the Securities) which may be issued pursuant to the Indenture by the Company to the Initial Purchasers within 30 days of the date of the Purchase Agreement.

               5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company and the Guarantor by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company and the Guarantor, initially at the Company's and the Guarantor's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

               Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

               5.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

               5.6 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

               5.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               5.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               5.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

               5.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         ZALE CORPORATION


                                         By:   /s/ STEVE MASSANELLI
                                             ----------------------------------
                                            Name:  Steve Massanelli
                                            Title: Senior Vice President and
                                                   Treasurer

                                         ZALE DELAWARE, INC.


                                         By:   /s/ STEVE MASSANELLI
                                            -----------------------------------
                                            Name:  Steve Massanelli
                                            Title: Senior Vice President and
                                                   Treasurer


Confirmed and accepted as
  of the date first above
  written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
GOLDMAN, SACHS & CO.
BANCBOSTON SECURITIES INC.

BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By: /s/ LANI MARTIN
    ---------------------------------------
    Name:  Lani Martin
    Title: Vice President

                                                                       Exhibit A


                           Form of Opinion of Counsel



Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Goldman, Sachs & Co.
BancBoston Securities Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

         We have acted as counsel for Zale Corporation, a Delaware corporation (the "Company"), and Zale Delaware, Inc., a Delaware corporation (the "Guarantor"), in connection with the sale by the Company to the Initial Purchasers (as defined below) of $100,000,000 aggregate principal amount of 8 1/2% Senior Notes due 2007 (the "Notes") of the Company and the guarantee (the "Guarantee") by the Guarantor of the Company's obligations under the Notes, in each case pursuant to the Purchase Agreement dated September 23, 1997 (the "Purchase Agreement") among the Company, the Guarantor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and BancBoston Securities Inc. (collectively, the "Initial Purchasers") and the filing by the Company and the Guarantor of an Exchange Offer Registration Statement (the "Registration Statement") in connection with an Exchange Offer to be effected pursuant to the Registration Rights Agreement (the "Registration Rights Agreement"), dated September 30, 1997 among the Company, the Guarantor and the Initial Purchasers. This opinion is furnished to you pursuant to Section 3(f)(B) of the Registration Rights Agreement. Unless otherwise defined herein, capitalized terms used in this opinion that are defined in the Registration Rights Agreement are used herein as so defined.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, as to all matters of fact relevant to this opinion, we have assumed the completeness and accuracy of, and are relying solely upon, the representations and warranties of the

Company and the Guarantor set forth in the Purchase Agreement and the statements set forth in certificates of public officials and officers of the Company and the Guarantor, without making any independent investigation or inquiry with respect to the completeness or accuracy of such representations, warranties or statements, other than a review of the certificate of incorporation, by-laws and relevant minute books of the Company and the Guarantor.

         Based on and subject to the foregoing, we are of the opinion that:

               1. The Exchange Offer Registration Statement and the Prospectus (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

               2. We have participated in the preparation of the Registration Statement and the Prospectus and in the course thereof have had discussions with representatives of the Underwriters, officers and other representatives of the Company and the Guarantor and Arthur Andersen LLP, the Company's and the Guarantor's independent public accountants, during which the contents of the Registration Statement and the Prospectus were discussed. We have not, however, independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in or incorporated by reference in the Registration Statement and the Prospectus. Based on our participation as described above, nothing has come to our attention that would lead us to believe that the Registration Statement (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), at the time the Prospectus was issued and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Registration Rights Agreement, and may not be used for any other purpose or relied upon by any person other than you. Except with our prior written consent, the opinions herein expressed are not to be used, circulated, quoted or otherwise referred to in connection with any transactions other than those contemplated by the Registration Rights Agreement by or to any other person.

                               Very truly yours,